Exhibit 99.1

Ryman Hospitality Properties, Inc. Reports Third Quarter 2018 Results

•	Consolidated Net Income of $22.6 Million

•	Consolidated Adjusted EBITDA of $84.7 Million

•	Total RevPAR Increase of 4.7 Percent; RevPAR Decrease of 1.0 Percent, Compared to Third Quarter 2017

•	Record Third Quarter Consolidated Revenue Drives 6.9 Percent and 12.1 Percent Consolidated Operating Income and Consolidated Adjusted EBITDA Growth, Respectively Compared to Third Quarter 2017

NASHVILLE, Tenn. (November 6, 2018) – Ryman Hospitality Properties, Inc. (NYSE: RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2018.

Colin Reed, chairman and chief executive officer of Ryman Hospitality Properties, said, “Overall, we are pleased with our third quarter 2018 results, which were slightly better than our expectations going into the quarter. Despite a couple of group cancellations and the impact of Hurricane Florence in this quarter, our hotels delivered the best third quarter on record in terms of Consolidated Revenue due to strong outside-the-room spending, which helped drive over 6.9 percent and 12.1 percent Consolidated Operating Income and Consolidated Adjusted EBITDA growth, respectively, for the third quarter of 2018.

We anticipated a modest decline in our year-over-year future group bookings this quarter given the challenging year-over-year comparison and the strong bookings results we reported in the first half of 2018. Overall, the outlook for our group business continues to look strong, and we are excited to see that momentum continue with the anticipated opening of our joint-venture investment in Gaylord Rockies later this year. We are pleased to have the opportunity to increase our ownership stake in this property from 35.0 percent to approximately 62.3 percent, which we anticipate will close by the end of 2018.”

Third Quarter and Year-to-Date 2018 Results (As Compared to Third Quarter and Year-to-Date 2017) Included the Following:

Consolidated Results

($ in thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Total Revenue	$292,249	$264,724	10.4%		$914,553	$839,544	8.9%

Operating Income	$40,100	$37,510	6.9%		$162,743	$149,129	9.1%
Operating Income Margin	13.7%	14.2%	-0.5	pt	17.8%	17.8%	0.0	pt

Net Income	$22,591	$23,870	-5.4%		$105,476	$103,782	1.6%
Net Income Margin	7.7%	9.0%	-1.3	pt	11.5%	12.4%	-0.9	pt
Net Income per diluted share	$0.44	$0.46	-4.3%		$2.05	$2.02	1.5%

Adjusted EBITDA	$84,662	$75,507	12.1%		$280,078	$254,556	10.0%
Adjusted EBITDA Margin	29.0%	28.5%	0.5	pt	30.6%	30.3%	0.3	pt

Funds From Operations (FFO)	$53,603	$52,433	2.2%		$195,504	$187,697	4.2%
FFO per diluted share	$1.04	$1.02	2.0%		$3.80	$3.66	3.8%

Adjusted FFO	$63,448	$56,014	13.3%		$217,096	$198,542	9.3%
Adjusted FFO per diluted share	$1.23	$1.09	12.8%		$4.22	$3.87	9.0%

For the Company’s definitions of Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below.

Operating Results

Hospitality Segment

For the three months and nine months ended September 30, 2018 and 2017, the Company reported the following:

Hospitality Segment Results

($ in thousands, except for ADR, RevPAR and Total RevPAR)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Hospitality Revenue	$249,240	$229,590	8.6%		$806,107	$747,117	7.9%

Hospitality Operating Income	$43,334	$36,298	19.4%		$172,982	$149,560	15.7%
Hospitality Operating Income Margin	17.4%	15.8%	1.6	pt	21.5%	20.0%	1.5	pt

Hospitality Adjusted EBITDA	$78,009	$69,309	12.6%		$270,945	$242,258	11.8%
Hospitality Adjusted EBITDA Margin	31.3%	30.2%	1.1	pt	33.6%	32.4%	1.2	pt

Hospitality Performance Metrics
Occupancy	73.2%	75.5%	-2.3	pt	75.3%	75.0%	0.3	pt
Average Daily Rate (ADR)	$177.97	$174.20	2.2%		$191.13	$185.08	3.3%
RevPAR	$130.27	$131.56	-1.0%		$143.97	$138.73	3.8%
Total RevPAR	$314.69	$300.45	4.7%		$349.04	$329.48	5.9%

Gross Definite Rooms Nights Booked	459,430	605,889	-24.2%		1,575,638	1,633,890	-3.6%
Net Definite Rooms Nights Booked	339,294	482,732	-29.7%		1,184,587	1,179,521	0.4%
Group Attrition (as % of contracted block)	12.2%	15.5%	-3.3	pt	13.8%	13.7%	0.1	pt
Cancellations ITYFTY(1)	7,282	12,749	-42.9%		28,647	45,472	-37.0%

(1)	“ITYFTY” represents In The Year For The Year.

For the Company’s definitions of Revenue Per Available Room (RevPAR) and Total Revenue Per Available Room (Total RevPAR), see “Calculation of RevPAR and Total RevPAR” below. Property-level results and operating metrics for third quarter 2018 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for third quarter 2018 for the Hospitality segment and at each property include:

•

Hospitality Segment: Total revenue for third quarter 2018 increased 8.6 percent to $249.2 million compared to third quarter 2017. Total RevPAR increased by 4.7 percent for third quarter 2018 primarily due to favorable group mix shift toward premium corporate and association groups which typically have higher outside-the-room spending. The positive mix shift also drove a 2.2 percent increase in ADR for third quarter 2018, which, along with strong food and beverage performance, more than offset a 2.3-point decline in occupancy during third quarter 2018. The negative revenue impact of Hurricane Florence in third quarter 2018 is estimated to be approximately $1.0 million between Gaylord National and Gaylord Palms. The impact was smaller than the two hurricanes that impacted results in third quarter 2017 but was nonetheless a headwind to performance. Hospitality segment operating income increased by 19.4 percent to $43.3 million in third quarter 2018, as compared to third quarter 2017. Operating income margin for the segment increased by 160 basis points to 17.4 percent. Hospitality segment Adjusted EBITDA increased by 12.6 percent as compared to third quarter 2017, and Adjusted EBITDA margin increased by 110 basis points to 31.3 percent.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

Gaylord Opryland	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Revenue	$80,591	$76,237	5.7%		$258,251	$231,459	11.6%
Operating Income	$17,826	$16,974	5.0%		$66,551	$53,081	25.4%
Operating Income Margin	22.1%	22.3%	-0.2	pt	25.8%	22.9%	2.9	pt
Adjusted EBITDA	$26,923	$25,921	3.9%		$93,273	$78,809	18.4%
Adjusted EBITDA Margin	33.4%	34.0%	-0.6	pt	36.1%	34.0%	2.1	pt

Occupancy	72.4%	76.9%	-4.5	pt	75.4%	72.7%	2.7	pt
Average daily rate (ADR)	$180.77	$176.13	2.6%		$188.41	$177.82	6.0%
RevPAR	$130.95	$135.53	-3.4%		$142.00	$129.32	9.8%
Total RevPAR	$303.32	$286.93	5.7%		$327.55	$293.57	11.6%

•

Gaylord Opryland: Total revenue for third quarter 2018 increased by 5.7 percent to $80.6 million, compared to third quarter 2017. RevPAR declined 3.4 percent in third quarter 2018 as compared to third quarter 2017, weighed down by a 4.5-point decrease in occupancy, primarily for group business, which overshadowed a 2.6 percent increase in ADR primarily related to corporate groups. The decline in occupancy was primarily driven by two large group cancellations that the hotel was unable to backfill. As a result, attrition and cancellation fee collections for third quarter 2018 increased by approximately $0.6 million, as compared to third quarter 2017. The groups that did travel during the quarter helped drive a 5.7 percent increase in Total RevPAR for third quarter 2018 as compared to third quarter 2017. This increase was driven by strong banquet and catering performance as compared to third quarter 2017. Operating income increased 5.0 percent to $17.8 million in third quarter 2018, compared to third quarter 2017. Adjusted EBITDA increased 3.9 percent to $26.9 million compared to third quarter 2017.

Construction of Gaylord Opryland’s new $90 million water experience, SoundWaves, is nearing completion. This project remains on time and on budget with an anticipated opening of the indoor portion of the amenity in fourth quarter 2018. The Company is now selling packages for this premium-ticketed amenity for the upcoming holiday season.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

Gaylord Palms	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Revenue	$38,901	$37,238	4.5%		$147,071	$139,619	5.3%
Operating Income	$2,925	$3,108	-5.9%		$29,549	$25,609	15.4%
Operating Income Margin	7.5%	8.3%	-0.8	pt	20.1%	18.3%	1.8	pt
Adjusted EBITDA	$9,041	$9,141	-1.1%		$47,748	$43,755	9.1%
Adjusted EBITDA Margin	23.2%	24.5%	-1.3	pt	32.5%	31.3%	1.2	pt

Occupancy	72.8%	73.3%	-0.5	pt	78.6%	77.8%	0.8	pt
Average daily rate (ADR)	$161.31	$153.62	5.0%		$187.57	$181.32	3.4%
RevPAR	$117.44	$112.59	4.3%		$147.43	$141.05	4.5%
Total RevPAR	$298.62	$285.85	4.5%		$380.45	$361.18	5.3%

•

Gaylord Palms: Total revenue increased 4.5 percent to $38.9 million in third quarter 2018 compared to third quarter 2017, driven by a 5.0 percent increase in ADR, higher attrition and cancellation fee collections and the non-recurrence of a significant hurricane impact in third quarter 2017. Hurricane Florence negatively impacted the hotel by approximately $0.2 million in third quarter 2018, which was minor compared to the negative impact of the hurricanes experienced in third quarter 2017. The ADR improvement in the quarter was driven by strong group performance. RevPAR and Total RevPAR increased 4.3 percent and 4.5 percent, respectively, compared to third quarter 2017. Operating income declined by 5.9 percent to $2.9 million in third quarter 2018 compared to third quarter 2017, driven primarily by an increase in other support costs, which was partially offset by solid food and beverage performance and increased resort fees. Adjusted EBITDA declined by 1.1 percent to $9.0 million compared to third quarter 2017. The previously announced $150 million expansion project at this property is now underway, starting with the construction of a new multi-story parking structure. The 303 new guest rooms and 90,000-square-foot meeting space expansion are expected to be completed in the spring of 2021.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

Gaylord Texan	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Revenue	$62,826	$50,166	25.2%		$179,794	$159,683	12.6%
Operating Income	$17,016	$10,401	63.6%		$46,001	$38,922	18.2%
Operating Income Margin	27.1%	20.7%	6.4	pt	25.6%	24.4%	1.2	pt
Adjusted EBITDA	$23,597	$15,576	51.5%		$65,709	$54,347	20.9%
Adjusted EBITDA Margin	37.6%	31.0%	6.6	pt	36.5%	34.0%	2.5	pt

Occupancy	76.2%	75.0%	1.2	pt	75.2%	75.7%	-0.5	pt
Average daily rate (ADR)	$184.45	$183.90	0.3%		$190.99	$187.80	1.7%
RevPAR	$140.59	$137.96	1.9%		$143.68	$142.26	1.0%
Total RevPAR	$376.45	$360.87	4.3%		$395.63	$387.11	2.2%

•

Gaylord Texan: Total revenue increased 25.2 percent to $62.8 million in third quarter 2018, compared to third quarter 2017, driven by a 20.1 percent increase in room nights available as a result of the recently-completed rooms expansion at this property. The third quarter 2018 was the first full quarter of available room nights following the completion of this expansion in second quarter 2018. Occupancy increased 3.2 points compared to second quarter 2018 and 1.2 points compared to third quarter 2017 despite the significant increase in available room nights in the quarter. Corporate and other group and transient room nights all increased double digit percentages year-over-year in the quarter. RevPAR increased by 1.9 percent in the third quarter as compared to third quarter 2017, driven by the strong occupancy performance and a positive mix shift toward corporate and other premium group rooms nights sold in third quarter 2018, which positively impacted ADR in the quarter. The absence of hurricane impacts, which negatively impacted third quarter 2017 results, also benefitted year-over-year comparisons. Food and beverage performance in the quarter was particularly strong, driven by a mix shift toward corporate and other group nights that exhibited strong outside-the-room spending. Operating income increased 63.6 percent to $17.0 million in third quarter 2018, compared to third quarter 2017. Adjusted EBITDA increased by 51.5 percent to $23.6 million, compared to third quarter 2017. The strong improvements in operating income and Adjusted EBITDA were driven by a combination of increased room nights sold following the recently completed hotel expansion and strong food and beverage performance during third quarter 2018.

($ in thousands, except for ADR, RevPAR and Total RevPAR)

Gaylord National	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Δ		2018	2017	% Δ
Revenue	$60,303	$58,936	2.3%		$200,746	$195,388	2.7%
Operating Income	$4,343	$4,309	0.8%		$27,189	$27,170	0.1%
Operating Income Margin	7.2%	7.3%	-0.1	pt	13.5%	13.9%	-0.4	pt
Adjusted EBITDA	$16,531	$16,500	0.2%		$58,446	$58,580	-0.2%
Adjusted EBITDA Margin	27.4%	28.0%	-0.6	pt	29.1%	30.0%	-0.9	pt

Occupancy	71.9%	74.2%	-2.3	pt	73.7%	75.1%	-1.4	pt
Average daily rate (ADR)	$185.56	$184.89	0.4%		$204.35	$201.77	1.3%
RevPAR	$133.36	$137.13	-2.7%		$150.66	$151.47	-0.5%
Total RevPAR	$328.39	$320.95	2.3%		$368.40	$358.57	2.7%

•

Gaylord National: Total revenue increased 2.3 percent to $60.3 million in third quarter 2018, compared to third quarter 2017. Hurricane Florence contributed to a year-over-year occupancy decline of 2.3 points during third quarter 2018, with a negative overall revenue impact of approximately $0.8 million. A recent shift in strategy away from lower-rated transient room nights resulted in a positive mix shift toward group nights which enabled the property to hold ADR relatively flat in third quarter 2018 while simultaneously driving strong banquet spending. As a result, Total RevPAR increased by 2.3 percent in third quarter 2018 compared to third quarter 2017, despite a 2.7 percent year-over-year decline in RevPAR. Operating income increased by 0.8 percent to $4.3 million in third quarter 2018 compared to the prior-year quarter. Adjusted EBITDA was flat in third quarter 2018 compared to third quarter 2017, despite lower interest income in the current year quarter associated with our incentive bonds that we received for construction of the property.

Reed continued, “While we are very pleased with our overall Hospitality performance this quarter, Gaylord Texan’s performance was particularly notable as it achieved a positive year-over-year increase in occupancy despite a 20 percent increase in available room nights following its recently-completed hotel expansion. As we head toward the upcoming holiday season, we are excited about the scheduled opening of our SoundWaves water experience at Gaylord Opryland. We have been actively booking this premium amenity as part of our holiday season package offerings and are excited to welcome guests to this unique attraction in December.”

Entertainment Segment

For the three and nine months ended September 30, 2018 and 2017, the Company reported the following:

Entertainment Segment Results	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2018	2017	% Δ		2018	2017	% Δ
Revenue	$43,009	$35,134	22.4%		$108,446	$92,427	17.3%
Operating Income	$4,413	$9,641	-54.2%		$14,333	$23,966	-40.2%
Operating Income Margin	10.3%	27.4%	-17.1	pt	13.2%	25.9%	-12.7	pt
Adjusted EBITDA	$12,086	$12,768	-5.3%		$27,018	$31,530	-14.3%
Adjusted EBITDA Margin	28.1%	36.3%	-8.2	pt	24.9%	34.1%	-9.2	pt

Entertainment segment revenue increased 22.4 percent in third quarter 2018 compared to third quarter 2017, aided by the successful opening of Ole Red Nashville earlier in 2018. Operating income and Adjusted EBITDA declined in third quarter 2018 as compared to the prior-year quarter, primarily as a result of losses associated with Opry City Stage operations. As previously disclosed, the Company suspended operations at Opry City Stage beginning in September 2018 while management evaluates its market positioning for this venue. Further evaluation of this decision resulted in a $4.5 million non-cash impairment charge recognized in third quarter 2018. The Company has also previously announced its intention to develop Ole Red Orlando, which is expected to open in 2020 and will join the Company’s two operating Ole Red locations in Nashville, Tennessee and Tishomingo, Oklahoma, as well as Ole Red Gatlinburg, which is currently under development and anticipated to open in March of 2019.

Reed continued, “Our Entertainment segment delivered strong top-line performance this quarter as our historical assets continue to enjoy popularity and visibility both inside Nashville and around the world, and our flagship Ole Red venue in Nashville continues to perform well. Our investment in this brand continues, and we are optimistic about the opportunities for Ole Red to expand to new markets in the years ahead.

In October of 2018, we celebrated the opening of phase one of our Grand Ole Opry House expansion just in time for the Opry’s 93rd birthday, and we look forward to beginning work on our new VIP lounge and pre-tour theater experience in the fourth quarter.”

Corporate and Other Segment Results

For the three months and nine months ended September 30, 2018 and 2017, the Company reported the following:

Corporate and Other Segment Results	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2018	2017	% Δ	2018	2017	% Δ
Operating Loss	($7,647)	($8,429)	9.3%	($24,572)	($24,397)	-0.7%
Adjusted EBITDA	($5,433)	($6,570)	17.3%	($17,885)	($19,232)	7.0%

Dividend Update

The Company paid its third quarter 2018 cash dividend of $0.85 per share of common stock on October 15, 2018 to stockholders of record as of September 28, 2018. It is the Company’s current plan to distribute total 2018 annual dividends of approximately $3.40 per share in cash in equal quarterly payments with the remaining payment occurring in January of 2019. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of September 30, 2018, the Company had total debt outstanding of $1,693.4 million, net of unamortized deferred financing costs, and unrestricted cash of $86.0 million. As of September 30, 2018, $270.0 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.4 million in letters of credit, which left $427.6 million of availability for borrowing under the credit facility.

Guidance

The Company is reaffirming its 2018 guidance provided on September 14, 2018 at the Company’s Investor and Analyst Day, which is available at www.rymanhp.com. The Company does not expect to update the guidance before next quarter’s earnings release. However, the Company may update its full business outlook or any portion thereof at any time for any reason.

Reed concluded, “2018 is shaping up to be another strong year for our Company, and we anticipate that 2019 will be even stronger with the benefit of our previously-announced development projects, including the opening of SoundWaves at Gaylord Opryland and the Gaylord Rockies hotel. With this in mind, we have decided to accelerate a planned rooms renovation of the Magnolia wing of Gaylord Opryland, which is adjacent to our SoundWaves water experience. We expect to begin the Magnolia rooms renovation late this year and anticipate it to be complete in the fourth quarter 2019. Our previously-announced Gaylord National rooms renovation is now scheduled to begin in the fourth quarter 2019. In addition, with a mid-December scheduled opening coupled with our increased ownership to approximately 62 percent, we believe the Gaylord Rockies will contribute a roughly $2.5 million negative impact to Consolidated Hospitality Adjusted EBITDA in fourth quarter 2018. We do not anticipate that either of these adjustments will have an impact on our previously-provided guidance for 2018, particularly given how well our hotels have performed thus far as well as how we expect them to perform for the remainder of the year.”

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 11 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE:RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 8,114 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; 650 AM WSM, the Opry’s radio home; and Ole Red, a country lifestyle and entertainment brand. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, new projects or investments, including, but not limited to, the consummation of the proposed transaction to increase our ownership interest in the joint venture that owns the Gaylord Rockies Resort & Convention Center (“Gaylord Rockies interest purchase”), out-of-service rooms, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to consummate the Gaylord Rockies interest purchase, including obtaining any joint venture lender consent, finalization of joint venture agreements and the possibility that conditions to closing of the Gaylord Rockies interest purchase may not be met and the transaction may be terminated, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and those factors that could cause operating and financial results to differ, which are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, segment, or property-level Operating Income Margin by dividing consolidated, segment, or property-level GAAP Operating Income by consolidated, segment, or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (gain) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income (loss) to Operating Income and Adjusted EBITDA and a reconciliation of segment, and property-level Operating Income to segment and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.”

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate segment or property-level Adjusted EBITDA Margin by dividing segment, or property-level Adjusted EBITDA by segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or segment or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate Adjusted FFO to mean Net Income (loss) (computed in accordance with GAAP), excluding, to the extent the following adjustments occurred during the periods presented: non-controlling interests, and (gains) and losses from sales of property; depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and certain pro rata adjustments from joint ventures (which equals FFO). We then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, (gains) losses on extinguishment of debt and warrant settlements, and the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.”

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income

Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:

Mark Fioravanti, President and Chief Financial Officer	Shannon Sullivan, Vice President of Corporate and Brand Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6725
mfioravanti@rymanhp.com	ssullivan@rymanhp.com
~or~	~or~
Todd Siefert, Vice President Corporate Finance & Treasurer	Robert Winters or Sam Gibbons
Ryman Hospitality Properties, Inc.	Alpha IR Group
(615) 316-6344	(929) 266-6315 or (312) 445-2874
tsiefert@rymanhp.com	robert.winters@alpha-ir.com; sam.gibbons@alpha-ir.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017
Revenues :
Rooms	$103,181	$100,534	$332,490	$314,577
Food and beverage	118,496	104,437	392,488	359,047
Other hotel revenue	27,563	24,619	81,129	73,493
Entertainment	43,009	35,134	108,446	92,427

Total revenues	292,249	264,724	914,553	839,544

Operating expenses:
Rooms	29,563	27,575	88,550	83,962
Food and beverage	67,305	62,649	211,677	200,091
Other hotel expenses	74,350	72,299	226,965	220,073
Management fees	6,558	4,708	22,323	16,417

Total hotel operating expenses	177,776	167,231	549,515	520,543
Entertainment	31,327	22,651	80,947	61,637
Corporate	7,212	7,909	23,181	22,786
Preopening costs	300	877	3,972	1,587
Impairment and other charges	4,540	—	4,540	—
Depreciation and amortization	30,994	28,546	89,655	83,862

Total operating expenses	252,149	227,214	751,810	690,415

Operating income	40,100	37,510	162,743	149,129

Interest expense, net of amounts capitalized	(19,220)	(16,621)	(55,574)	(49,640)
Interest income	2,678	2,957	8,197	8,874
Loss from joint ventures	(985)	(899)	(2,227)	(2,616)
Other gains and (losses), net	1,881	1,453	2,085	57

Income before income taxes	24,454	24,400	115,224	105,804

Provision for income taxes	(1,863)	(530)	(9,748)	(2,022)

Net income	$22,591	$23,870	$105,476	$103,782

Basic net income per share	$0.44	$0.47	$2.06	$2.03

Fully diluted net income per share	$0.44	$0.46	$2.05	$2.02

Weighted average common shares for the period:
Basic	51,325	51,191	51,281	51,131
Diluted	51,519	51,376	51,476	51,331

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sep. 30, 2018	Dec. 31, 2017
ASSETS:
Property and equipment, net of accumulated depreciation	$2,126,764	$2,065,657
Cash and cash equivalents-unrestricted	86,025	57,557
Cash and cash equivalents-restricted	38,372	21,153
Notes receivable	108,696	111,423
Investment in Gaylord Rockies joint venture	89,403	88,685
Trade receivables, net	80,595	57,520
Deferred income taxes, net	40,449	50,117
Prepaid expenses and other assets	74,341	72,116

Total assets	$2,644,645	$2,524,228

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,693,427	$1,591,392
Accounts payable and accrued liabilities	214,711	179,649
Dividends payable	44,668	42,129
Deferred management rights proceeds	174,784	177,057
Other liabilities	159,560	155,845
Stockholders’ equity	357,495	378,156

Total liabilities and stockholders’ equity	$2,644,645	$2,524,228

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2018		2017		2018		2017
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$292,249		$264,724		$914,553		$839,544
Net income	$22,591	7.7%	$23,870	9.0%	$105,476	11.5%	$103,782	12.4%
Provision for income taxes	1,863		530		9,748		2,022
Other (gains) and losses, net	(1,881)		(1,453)		(2,085)		(57)
Loss from joint ventures	985		899		2,227		2,616
Interest expense, net	16,542		13,664		47,377		40,766

Operating Income	40,100	13.7%	37,510	14.2%	162,743	17.8%	149,129	17.8%
Depreciation & amortization	30,994		28,546		89,655		83,862
Preopening costs	300		877		3,972		1,587
Non-cash ground lease expense	1,379		1,295		3,913		3,904
Equity-based compensation expense	1,895		1,741		5,824		4,954
Pension settlement charge	1,004		1,218		1,004		1,218
Impairment charges	4,540		—		4,540		—
Interest income on Gaylord National bonds	2,615		2,886		7,928		8,748
Pro rata adjusted EBITDA from joint ventures	(13)		—		(1,702)		—
Other gains and (losses), net	1,881		1,453		2,085		57
(Gain) loss on disposal of assets	(33)		(19)		116		1,097

Adjusted EBITDA	$84,662	29.0%	$75,507	28.5%	$280,078	30.6%	$254,556	30.3%

Hospitality segment
Revenue	$249,240		$229,590		$806,107		$747,117
Operating income	$43,334	17.4%	$36,298	15.8%	$172,982	21.5%	$149,560	20.0%
Depreciation & amortization	27,946		26,061		81,379		76,786
Preopening costs	184		—		2,231		228
Non-cash lease expense	1,248		1,280		3,743		3,839
Interest income on Gaylord National bonds	2,615		2,886		7,928		8,748
Other gains and (losses), net	2,682		2,784		2,682		3,097

Adjusted EBITDA	$78,009	31.3%	$69,309	30.2%	$270,945	33.6%	$242,258	32.4%

Entertainment segment
Revenue	$43,009		$35,134		$108,446		$92,427
Operating income	$4,413	10.3%	$9,641	27.4%	$14,333	13.2%	$23,966	25.9%
Depreciation & amortization	2,613		1,965		6,885		5,465
Preopening costs	116		877		1,741		1,359
Non-cash lease expense	131		15		170		65
Equity-based compensation	286		240		1,051		597
Impairment charges	4,540		—		4,540		—
Pro rata adjusted EBITDA from joint ventures	(13)		—		(1,702)		—
Other gains and (losses), net	—		30		—		(353)
Loss on disposal of assets	—		—		—		431

Adjusted EBITDA	$12,086	28.1%	$12,768	36.3%	$27,018	24.9%	$31,530	34.1%

Corporate and Other segment
Operating loss	$(7,647)		$(8,429)		$(24,572)		$(24,397)
Depreciation & amortization	435		520		1,391		1,611
Equity-based compensation	1,609		1,501		4,773		4,357
Pension settlement charge	1,004		1,218		1,004		1,218
Other gains and (losses), net	(801)		(1,361)		(597)		(2,687)
(Gain) loss on disposal of assets	(33)		(19)		116		666

Adjusted EBITDA	$(5,433)		$(6,570)		$(17,885)		$(19,232)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017
Consolidated
Net income	$22,591	$23,870	$105,476	$103,782
Depreciation & amortization	30,994	28,546	89,655	83,862
Pro rata adjustments from joint ventures	18	17	373	53

FFO	53,603	52,433	195,504	187,697
Non-cash lease expense	1,379	1,295	3,913	3,904
Pension settlement charge	1,004	1,218	1,004	1,218
Impairment charges	4,540	—	4,540	—
Pro rata adjustments from joint ventures	—	67	(2,729)	243
(Gain) loss on other assets	—	(19)	80	1,097
Write-off of deferred financing costs	—	—	1,956	925
Amortization of deferred financing costs	1,396	1,391	4,237	3,958
Deferred tax (benefit) expense	1,526	(371)	8,591	(500)

Adjusted FFO	$63,448	$56,014	$217,096	$198,542

Capital expenditures (1)	(14,882)	(13,560)	(46,020)	(42,055)

Adjusted FFO less maintenance capital expenditures	$48,566	$42,454	$171,076	$156,487

Basic net income per share	$0.44	$0.47	$2.06	$2.03
Fully diluted net income per share	$0.44	$0.46	$2.05	$2.02
FFO per basic share	$1.04	$1.02	$3.81	$3.67
Adjusted FFO per basic share	$1.24	$1.09	$4.23	$3.88
FFO per diluted share	$1.04	$1.02	$3.80	$3.66
Adjusted FFO per diluted share	$1.23	$1.09	$4.22	$3.87

(1)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2018		2017		2018		2017
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$249,240		$229,590		$806,107		$747,117
Operating Income	$43,334	17.4%	$36,298	15.8%	$172,982	21.5%	$149,560	20.0%
Depreciation & amortization	27,946		26,061		81,379		76,786
Preopening costs	184		—		2,231		228
Non-cash lease expense	1,248		1,280		3,743		3,839
Interest income on Gaylord National bonds	2,615		2,886		7,928		8,748
Other gains and (losses), net	2,682		2,784		2,682		3,097

Adjusted EBITDA	$78,009	31.3%	$69,309	30.2%	$270,945	33.6%	$242,258	32.4%

Occupancy	73.2%		75.5%		75.3%		75.0%
Average daily rate (ADR)	$177.97		$174.20		$191.13		$185.08
RevPAR	$130.27		$131.56		$143.97		$138.73
OtherPAR	$184.42		$168.89		$205.07		$190.75
Total RevPAR	$314.69		$300.45		$349.04		$329.48

Gaylord Opryland
Revenue	$80,591		$76,237		$258,251		$231,459
Operating Income	$17,826	22.1%	$16,974	22.3%	$66,551	25.8%	$53,081	22.9%
Depreciation & amortization	8,913		8,765		26,450		25,235
Preopening costs	184		—		272		—
Other gains and (losses), net	—		182		—		493

Adjusted EBITDA	$26,923	33.4%	$25,921	34.0%	$93,273	36.1%	$78,809	34.0%

Occupancy	72.4%		76.9%		75.4%		72.7%
Average daily rate (ADR)	$180.77		$176.13		$188.41		$177.82
RevPAR	$130.95		$135.53		$142.00		$129.32
OtherPAR	$172.37		$151.40		$185.55		$164.25
Total RevPAR	$303.32		$286.93		$327.55		$293.57

Gaylord Palms
Revenue	$38,901		$37,238		$147,071		$139,619
Operating Income	$2,925	7.5%	$3,108	8.3%	$29,549	20.1%	$25,609	18.3%
Depreciation & amortization	4,868		4,753		14,456		14,307
Non-cash lease expense	1,248		1,280		3,743		3,839

Adjusted EBITDA	$9,041	23.2%	$9,141	24.5%	$47,748	32.5%	$43,755	31.3%

Occupancy	72.8%		73.3%		78.6%		77.8%
Average daily rate (ADR)	$161.31		$153.62		$187.57		$181.32
RevPAR	$117.44		$112.59		$147.43		$141.05
OtherPAR	$181.18		$173.26		$233.02		$220.13
Total RevPAR	$298.62		$285.85		$380.45		$361.18

Gaylord Texan
Revenue	$62,826		$50,166		$179,794		$159,683
Operating Income	$17,016	27.1%	$10,401	20.7%	$46,001	25.6%	$38,922	24.4%
Depreciation & amortization	6,581		5,175		17,749		15,425
Preopening costs	—		—		1,959		—

Adjusted EBITDA	$23,597	37.6%	$15,576	31.0%	$65,709	36.5%	$54,347	34.0%

Occupancy	76.2%		75.0%		75.2%		75.7%
Average daily rate (ADR)	$184.45		$183.90		$190.99		$187.80
RevPAR	$140.59		$137.96		$143.68		$142.26
OtherPAR	$235.86		$222.91		$251.95		$244.85
Total RevPAR	$376.45		$360.87		$395.63		$387.11

Gaylord National
Revenue	$60,303		$58,936		$200,746		$195,388
Operating Income	$4,343	7.2%	$4,309	7.3%	$27,189	13.5%	$27,170	13.9%
Depreciation & amortization	6,891		6,701		20,647		19,830
Preopening costs	—		—		—		228
Interest income on Gaylord National bonds	2,615		2,886		7,928		8,748
Other gains and (losses), net	2,682		2,604		2,682		2,604

Adjusted EBITDA	$16,531	27.4%	$16,500	28.0%	$58,446	29.1%	$58,580	30.0%

Occupancy	71.9%		74.2%		73.7%		75.1%
Average daily rate (ADR)	$185.56		$184.89		$204.35		$201.77
RevPAR	$133.36		$137.13		$150.66		$151.47
OtherPAR	$195.03		$183.82		$217.74		$207.10
Total RevPAR	$328.39		$320.95		$368.40		$358.57

The AC Hotel at National Harbor
Revenue	$2,496		$2,928		$8,378		$9,066
Operating Income	$132	5.3%	$559	19.1%	$1,341	16.0%	$2,316	25.5%
Depreciation & amortization	328		322		983		969

Adjusted EBITDA	$460	18.4%	$881	30.1%	$2,324	27.7%	$3,285	36.2%

Occupancy	67.6%		79.2%		69.0%		74.7%
Average daily rate (ADR)	$180.05		$178.48		$201.37		$201.36
RevPAR	$121.74		$141.30		$138.86		$150.34
OtherPAR	$19.54		$24.46		$20.97		$22.63
Total RevPAR	$141.28		$165.76		$159.83		$172.97

The Inn at Opryland (1)
Revenue	$4,123		$4,085		$11,867		$11,902
Operating Income	$1,092	26.5%	$947	23.2%	$2,351	19.8%	$2,462	20.7%
Depreciation & amortization	365		345		1,094		1,020
Other gains and (losses), net	—		(2)		—		—

Adjusted EBITDA	$1,457	35.3%	$1,290	31.6%	$3,445	29.0%	$3,482	29.3%

Occupancy	76.6%		81.5%		74.6%		78.5%
Average daily rate (ADR)	$139.94		$132.16		$143.71		$138.60
RevPAR	$107.14		$107.70		$107.26		$108.74
OtherPAR	$40.81		$38.84		$36.19		$35.12
Total RevPAR	$147.95		$146.54		$143.45		$143.86

(1)	Includes other hospitality revenue and expense